As filed with the Securities and Exchange Commission on April 27, 2015

Registration No. 333-202434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taylor Morrison Home Corporation

(Exact Name of Registrant as Specified in Its Governing Instruments)

Delaware	90-0907433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(480) 840-8100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Darrell C. Sherman, Esq.

Vice President and General Counsel

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(480) 840-8100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John C. Kennedy, Esq.

Lawrence G. Wee, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Class A common stock, par value $0.00001 per share	1,401,296 shares	$18.61	$26,078,119	$3,030

(1)	This Registration Statement also relates to an indeterminate number of additional shares of Class A common stock to be issued as a result of share splits, share dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low sale prices for the Class A common stock of Taylor Morrison Home Corporation reported by the New York Stock Exchange on February 23, 2015.
(3)	Such registration fee was previously paid in connection with the offering of shares of Class A common stock under the Registration Statement on Form S-3ASR (File Number 333-195770) originally filed with the Securities and Exchange Commission on May 7, 2014 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $3,832 relating to such previously registered unsold securities under the Prior Registration Statement (the “Previously Registered Unsold Securities”), is being applied in part to the registration fees for the securities registered in this Registration Statement. The offering of the Previously Registered Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date hereof.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated April 27, 2015

Taylor Morrison Home Corporation

Class A Common Stock

The selling stockholders named herein may offer and sell from time to time in one or more offerings, up to an aggregate of 1,401,296 shares of Class A common stock that have been issued, or that will be issued in the future, in exchange for limited partnership units (the “New TMM Units”) of TMM Holdings II Limited Partnership (“TMM Holdings”) (along with a corresponding number of shares of our Class B common stock). The specific terms of offerings of shares of Class A common stock may be contained in one or more supplements to this prospectus, if applicable.

We will not receive any cash proceeds from the sale of shares of Class A common stock by the selling stockholders.

Our Class A common stock is listed on the New York Stock Exchange, or the “NYSE,” under the symbol “TMHC.” On April 24, 2015, the closing price of our Class A common stock on the NYSE was $19.55 per share.

Investing in our Class  A common stock involves risks. You should carefully read and consider the risk factors described under “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference herein and therein before you make an investment in our Class A common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that Taylor Morrison Home Corporation, a Delaware corporation, which is also referred to as “TMHC,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations.

The distribution of this prospectus and the offering and sale of the Class A common stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the Class A common stock in any jurisdiction in which such offer or invitation would be unlawful.

INCORPORATION OF DOCUMENTS BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 27, 2015;

•	Portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2015 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2015, February 3, 2015, April 1, 2015, April 1, 2015, April 20, 2015 and April 24, 2015; and

•	The description of our Class A common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Exchange Act with the SEC on April 10, 2013, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.taylormorrison.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning TMHC at the following address:

Taylor Morrison Home Corporation

Attn: Darrell C. Sherman, Esq.

Vice President and General Counsel

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

Telephone: (480) 840-8100

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, if applicable, and any free writing prospectus that we authorize. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any prospectus supplement, if applicable, or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, if applicable, any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, if applicable, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

TMHC files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about TMHC at the offices of the New York Stock Exchange.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements, which involve risks and uncertainties. These forward looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential acquisitions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	cyclicality in our business and adverse changes in general economic or business conditions outside of our control;

•	an economic downturn in the U.S. or a significant decline in the market for new single-family homes or condominiums;

•	an inability on our part to obtain performance bonds or letters of credit necessary to carry on our operations;

•	higher cancellation rates of agreements of sale pertaining to our homes;

•	competition in the homebuilding and mortgage services industries;

•	constriction of the credit markets and the resulting inability of our customers to secure financing to purchase our homes;

•	an increase in unemployment;

•	increases in taxes or government fees;

•	increased homeownership costs due to government regulation;

•	our inability to pass along the effects of inflation or increased costs to our customers;

•	the seasonal nature of our business;

•	negative publicity;

•	an unexpected increase in home warranty or construction defect claims;

•	various liability issues related to our reliance on contractors;

•	failure in our financial and commercial controls or systems;

•	changes in the availability of suitable land on which to build;

•	declines in the market value of our land and inventory;

•	shortages in labor supply, increased labor costs or labor disruptions;

•	the failure to recruit, retain and develop highly skilled, competent personnel and our dependence on certain members of our management and key personnel;

•	the effects of government regulation or legal challenges on our development and other activities;

•	changes in governmental regulation and other risks associated with acting as a mortgage lender;

•	the loss of any of our important commercial relationships;

•	an inability to use certain deferred tax assets;

•	shortages in raw materials and building supply and price fluctuations;

•	the concentration of our operations in California, Colorado, Arizona, Texas and Florida, including adverse weather conditions;

•	changes to the population growth rates in our markets;

•	risks related to conducting business through joint ventures;

•	information technology failures and data security breaches;

•	costs associated with the future growth or expansion of our operations or acquisitions or disposals of our divisions;

•	U.S. defined benefit pension schemes, which may require increased contributions;

•	a major health and safety incident;

•	potential environmental risks and liabilities associated with the ownership, leasing or occupation of land;

•	potential claims for damages as a result of hazardous materials;

•	uninsured losses or losses in excess of insurance limits;

•	existing or future litigation, arbitration or other claims;

•	poor relations with the residents of our communities;

•	an inability to attract or retain certain members of our management or key personnel;

•	utility and resource shortages or rate fluctuations;

•	an inability to develop our communities successfully or within expected time frames;

•	any future inability on our part to secure the capital required to fund our business;

•	issues relating to our substantial debt;

•	an inability to pursue certain business strategies because of restrictive covenants in the agreements governing our indebtedness; and

•	other risks and uncertainties inherent in our business.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

THE COMPANY

During 2014, we were one of the largest public homebuilders in North America, with communities located in the United States and Canada. In December 2014, we announced the strategic decision to sell our Canadian business and fully focus on our U.S. operations. We are now, and will continue to be, a leading public homebuilder in the United States. We are a real estate developer, with a portfolio of lifestyle and master-planned communities. We provide a diverse assortment of homes across a wide range of price points in order to appeal to a broad spectrum of customers. Our primary focus is on move-up buyers in traditionally high growth markets, where we design, build and sell single-family detached and attached homes. Our legacy of over 100 years of homebuilding experience drives our commitment to quality in every community we develop and every home we build. We operate under the Taylor Morrison and Darling Homes brand names in the United States. We also provide financial services to customers through our wholly owned mortgage subsidiary, Taylor Morrison Home Funding, LLC.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 4900 N. Scottsdale Road, Suite 2000, Scottsdale, Arizona 85251, Telephone (480) 840-8100.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in any prospectus supplement, if applicable, together with all the other information contained in any prospectus supplement, if applicable, or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in the Form 10-K for the year ended December 31, 2014, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of our Class A common stock by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and, if applicable, any prospectus supplement, up to 1,401,296 shares of our Class A common stock that have been issued, or that will be issued in the future in exchange for New TMM Units (along with a corresponding number of shares of Class B common stock). When we refer to the “selling stockholders” in this prospectus, we mean the persons referred to in the table below, as well as their respective transferees, pledgees or donees or its successors. The selling stockholders may sell all, a portion or none of their respective shares at any time. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.

The number of shares of Class A common stock and percentage of voting power included in the table below assumes the exchange of all outstanding vested and unvested limited partnership units (the “New TMM Units”) of TMM Holdings II Limited Partnership (“New TMM”) and an equal number of shares of Class B common stock held by the selling stockholders and all other holders of New TMM Units for shares of Class A common stock. Subject to the assumption in the preceding sentence, the amounts and percentages of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated, the persons named below have sole voting and investment power, or share voting and investment power, with respect to the beneficially owned shares listed below.

Except as set forth in the footnotes below, the percentages included in the following table are based on 33,073,747 shares of Class A common stock and 89,200,063 New TMM Units and shares of Class B common stock outstanding as of April 1, 2015:

	Shares of Class A Common Stock Beneficially Owned Before the Offering (2)(3)		Maximum Number of Shares of Class A Common Stock that May be Sold Hereunder (4)	Shares of Class A Common Stock Beneficially Owned After the Offering (3)
Name of Selling Stockholder (1)	Shares	%		Shares	%
Sheryl D. Palmer	310,267	*	468,513	57,000	*
C. David Cone	87,832	*	96,205	49,350	*
Darrell C. Sherman	97,698	*	138,046	16,875	*
Timothy R. Eller	25,478	*	63,695	—	*
Peter Lane	12,740	*	31,848	—	*
All Other Selling Stockholders (5)	481,214	*	602,989	255,785	*

*	Represents beneficial ownership of less than one percent of Class A common stock outstanding.
(1)	Unless otherwise indicated, the address of each selling stockholder in the table above is: 4900 N. Scottsdale Road, Suite 2000, Scottsdale, AZ 85251.
(2)	Includes shares of Class A common stock issuable upon the exchange of New TMM Units and an equal number of shares of Class B common stock that have vested or that will vest within 60 days of this prospectus. Each such selling stockholder has the right to exchange his or her New TMM units (and a corresponding number of shares of Class B common stock) for shares of Class A common stock on a one-for-one basis, subject to vesting and certain other restrictions. See “Description of the Capital Stock—Capital Stock—Common Stock”.

(3)	Includes shares of Class A common stock issuable upon the exercise of stock options to purchase shares of Class A common stock or restricted stock units held by the selling stockholders, in each case that have vested or will vest within 60 days of this prospectus.
(4)	Represents shares of Class A common stock that may be issued upon the exchange of both vested and unvested New TMM Units and an equal amount of shares of Class B common stock held by the selling stockholders.
(5)	Consists of 30 current and former employees of the Company and its subsidiaries.

Material Relationships with Selling Stockholders

The selling stockholders are current and former directors, executive officers and employees of the Company and its subsidiaries. Such selling stockholders include Sheryl D. Palmer, our chief executive officer, C. David Cone, our chief financial officer, Darrell C. Sherman, our secretary and general counsel and Timothy R. Eller and Peter Lane, two of our directors.

Reorganization Agreement

In connection with the transactions effecting our pre-IPO reorganization (the “Reorganization Transactions”), we entered into a reorganization agreement with TPG TMM Holdings II, L.P., which we refer to as the “TPG holding vehicle,” and OCM TMM Holdings II, L.P., which we refer to as the “Oaktree holding vehicle,” and JHI (collectively with the TPG and Oaktree holding vehicles, the “Principal Equityholders”), New TMM, and other subsidiaries of ours, and other existing limited partners of TMM Holdings Limited Partnership (“TMM”) including certain selling stockholders, which governs the Reorganization Transactions. In addition, under the reorganization agreement, certain selling stockholders, the TPG and Oaktree holding vehicles and JHI subscribed for a number of shares of our Class B common stock equal to the number of New TMM Units they then owned, at a price equal to the par value per share of Class B common stock.

The table below sets forth the consideration in New TMM Units received by the selling stockholders in connection with the Reorganization Transactions:

Name	New TMM Units Issued in the Reorganization Transactions
Sheryl D. Palmer	509,677
C. David Cone	96,205
Darrell C. Sherman	138,046
Timothy Eller	63,695
Peter Lane	31,848
All Other Selling Shareholders	964,665

New TMM Limited Partnership Agreement

In connection with the Reorganization Transactions, TMHC, certain of members of our management and our board, including the selling stockholders, JHI, the TPG and Oaktree holding vehicles entered into the limited partnership agreement of New TMM (the “New TMM LPA”). As a result of the Reorganization Transactions and in accordance with the terms of the New TMM LPA, New TMM, through TMM and its subsidiaries, exercises stewardship over the business and affairs of Taylor Morrison Holdings and its subsidiaries and, Taylor Morrison Holdings II, Inc. (f/k/a Monarch Communities Inc.) and its subsidiaries. New TMM does not conduct any activities other than direct or indirect ownership and stewardship over Taylor Morrison Holdings and its respective subsidiaries.

The holders of New TMM Units, including TMHC and the selling stockholders, will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of New TMM. Net profits and net losses of New TMM are generally allocated to its members pro rata in accordance with the percentages of their respective New TMM Units, though certain non pro rata adjustments may be made to reflect tax depreciation, amortization and other allocations. To the extent permitted under New TMM’s senior revolving credit facility (as amended from time to time, the “Revolving Credit Facility”), the New TMM LPA provides for cash distributions to its limited partners if the taxable income of New TMM gives rise to taxable income for its limited partners. In accordance with the New TMM LPA and assuming New TMM is permitted to do so under its Revolving Credit Facility, New TMM will make cash distributions to the extent feasible to the holders of the New TMM Units, including TMHC and the selling stockholders, for purposes of funding their tax obligations in respect of the income of New TMM that is allocated to them. Generally, these tax distributions are computed based on our estimate of the net taxable income of New TMM allocable to such holder of New TMM Units multiplied by an assumed tax rate equal to the greater of (x) the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in San Francisco, California and (y) the highest combined provincial and federal income tax rate applicable to an individual or (if higher) a corporation that is a resident of Canada and is subject to tax in the province of Canada that has the highest income tax rate (in each case taking into account the nondeductibility of certain expenses and the character of our income). In addition, to the extent permitted under the Revolving Credit Facility, New TMM may make distributions to TMHC without pro rata distributions to other limited partners in order to pay (i) consideration, if any, for redemption, repurchase or other acquisition of equity interests of New TMM to the extent such cash is used to redeem, repurchase or otherwise acquire our Class A common stock, (ii) operating, administrative and other similar costs incurred by TMHC and (iii) other payments related to (a) legal, tax, accounting and other professional fees and expenses, (b) judgments, settlements, penalties, fines or other costs and expenses in respect of any claims involving TMHC and (c) other fees and expenses related to the maintenance of our existence or any securities offering, investment or acquisition transaction authorized by our board of directors.

The New TMM LPA provides that, subject to certain exceptions, any time TMHC issues a share of our Class A common stock or any other equity security, the net proceeds received by TMHC with respect to such issuance, if any, will be concurrently invested in New TMM and New TMM will issue to TMHC one New TMM Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A common stock are redeemed, repurchased or otherwise acquired, New TMM will redeem, repurchase or otherwise acquire an equal number of New TMM Units held by TMHC, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.

Under the New TMM LPA, certain of the selling stockholders have agreed that the Principal Equityholders and/or one or more of their respective affiliates are permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any customer of ours.

Under the New TMM LPA, New TMM is required to indemnify all of its partners, including TMHC and certain of the selling stockholders, against any and all losses and expenses related thereto incurred by reason of the fact that such person was a partner of New TMM. In the event that losses are incurred as a result of a member’s fraud or willful misconduct, such member is not entitled to indemnification under the New TMM LPA.

New TMM may be dissolved only upon the voluntary agreement of its general partner and the Principal Equityholders or as otherwise required by the laws of the Cayman Islands. Upon dissolution, New TMM will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are members) in satisfaction of the liabilities of New TMM, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the members in proportion of their interests in New TMM (other than to members holding unvested New TMM Units to the extent that their units do not vest as a result of the event causing the dissolution). Due to the nature of the New TMM LPA, it is not the type of agreement that is typically entered into with or available to unaffiliated third parties.

Exchange Agreement

In connection with the closing of our initial public offering, the selling stockholders (along with other holders of New TMM Units) entered into the Exchange Agreement, dated April 9, 2013 (the “Exchange Agreement”), under which, from time to time, they (or certain transferees thereof) have the right to exchange their respective New TMM Units (along with a corresponding number of our Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Registration Rights Agreement

In connection with our initial public offering, we terminated the then-existing registration rights agreement among TMM and certain of its limited partners and entered into a new registration rights agreement, dated April 9, 2013, with certain members of our management and our board of directors, including the selling stockholders, and the Principal Equityholders. In the event that we register additional shares of Class A common stock for sale to the public, we will be required to give notice of such registration to the selling stockholders and other parties to the agreement of our intention to effect such a registration, and, subject to certain limitations, include shares of Class A common stock held by them in such registration. We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the agreement. The agreement includes customary indemnification provisions in favor of the selling stockholders and other parties to the agreement, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Purchases of New TMM Units from the Selling Stockholders

Upon the closing of our initial public offering, TMHC purchased an aggregate of 156,630 New TMM Units and a corresponding number of shares of Class B common stock (at a price of $20.68 per New TMM Unit and share of Class B common stock) held by certain selling stockholders for an aggregate purchase amount of approximately $3.2 million.

Indemnification of Directors and Officers

We have entered into customary indemnification agreements with each of our executive officers and directors, including certain selling stockholders, that provide, in general, that we will provide such selling stockholders with customary indemnification in connection with their service to us or on our behalf.

Other Transactions

Taylor Morrison Home Corporation, through its subsidiaries, builds, sells and finances the purchase of homes in the ordinary course of business. One of our subsidiaries, Taylor Morrison Home Funding, LLC (“TMHF”), is a provider of consumer credit in the form of mortgage loans to our customers and to the public at large by providing loans that shortly thereafter are resold to third party lenders. Certain of the selling stockholders have purchased Taylor Morrison homes or had mortgage loans initially funded by TMHF. Such transactions with the selling stockholders are concluded in the ordinary course of business, on substantially the same arms-length terms as those prevailing at the time for comparable transactions with non-related parties (other than as relates to the application of customary employee discounts that are made available to all of our employees generally), and, with respect to loans initially made by TMHF, did not involve more than normal risk of collectability or other unfavorable features. Where applicable, these transactions were in compliance with our Related Person Transaction Policy, including review and approval or ratification by our audit committee.

DESCRIPTION OF THE CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.00001 per share, 200,000,000 shares of Class B common stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.00001 per share. As of April 1, 2015, we had 33,073,747 shares of our Class A common stock outstanding, 89,200,063 shares of our Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. Holders of our Class A common stock and Class B common stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval. The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The voting power of the outstanding Class B common stock (expressed as a percentage of the total voting power of all common stock) is equal to the percentage of New TMM Units not held directly or indirectly by TMHC.

As of April 1, 2015, the TPG and Oaktree holding vehicles collectively control approximately 71.3% of the combined voting power of our common stock. Accordingly, the TPG and Oaktree holding vehicles are able to control our business policies and affairs and any action requiring the general approval of our stockholders, including the adoption of amendments to our certificate of incorporation and bylaws, the approval of mergers or sales of substantially all of our assets and (prior to the point in time at which the TPG and Oaktree holding vehicles no longer beneficially own shares representing 50% or more of the combined voting power of our common stock, which we refer to as the “Triggering Event”) the removal of members of our board of directors with or without cause. The TPG and Oaktree holding vehicles also have the power to nominate members to our board of directors under our stockholders agreement, and the stockholders agreement provides that each of the TPG and Oaktree holding vehicles agree to vote for the other’s nominees. The concentration of ownership and voting power of the TPG and Oaktree holding vehicles may also delay, defer or even prevent an acquisition by a third party or other change of control of our company and may make some transactions more difficult or impossible without the support of the TPG and Oaktree holding vehicles, even if such events are in the best interests of minority stockholders.

For instance, the stockholders agreement provides that Requisite Investor Approval (as defined below) must be obtained before we are permitted to take any of the following actions:

•	any change of control of TMHC;

•	acquisitions or dispositions by TMHC or any of its subsidiaries of assets (including land) valued at more than $50.0 million;

•	incurrence by TMHC or any of its subsidiaries of any indebtedness in an aggregate amount in excess of $50.0 million or the making of any loan in excess of $50.0 million;

•	issuance of any equity securities of TMHC, subject to limited exceptions (which include issuances pursuant to approved compensation plans);

•	hiring and termination of our Chief Executive Officer; and

•	certain changes to the size of our board of directors.

For purposes of the stockholders agreement, “Requisite Investor Approval” means, in addition to the approval of a majority vote of TMHC’s board of directors, the approval of a director nominated by the TPG holding vehicle, so long as it owns at least 50% of TMHC’s common stock held by it at the closing of our initial public offering and the application of net proceeds, and the approval of a director nominated by the Oaktree holding vehicle, so long as it owns at least 50% of TMHC’s common stock owned held by it at the closing of our initial public offering and the applications of net proceeds.

Dividends. The holders of Class A common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. The holders of our Class B common stock do not have any right to receive dividends other than dividends consisting of shares of our Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock.

Liquidation or Dissolution. Upon our liquidation or dissolution, the holders of our Class A common stock are be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

Transferability and Exchange. Subject to the terms of the Exchange Agreement, the TPG and Oaktree holding vehicles, JHI and certain members of our management and our board of directors may exchange their New TMM Units (along with a corresponding number of shares of our Class B common stock) for shares of our Class A common stock. Each such exchange will be on a one-for-one equivalent basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Shares of Class B common stock may not be transferred except in connection with an exchange or transfer of New TMM Units.

Upon exchange, each share of our Class B common stock will be cancelled.

Preferred Stock

We have been authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors has authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our Class A common stock and Class B common stock, which could have an adverse impact on the market price of our Class A common stock. We have no current plan to issue any shares of preferred stock.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in the business opportunities of the certain affiliates of the TPG holding vehicle, affiliates of the Oaktree holding vehicle and JHI, which we refer to collectively as the “Principal Equityholders,” and of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to one of our directors or officers in his or her capacity as a director or officer. See “Risk Factors— The Principal Equityholders have substantial influence over our business, and their interests may differ from our interests or those of our other stockholders” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated herein by reference.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our board of directors.

These provisions include:

Classified Board. Our amended and restated certificate of incorporation provides that our board of directors is to be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. Our board of directors currently has 12 members and one vacancy.

Action by Written Consent; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that, following the Triggering Event (or the point in time at which the TPG and Oaktree holding vehicles no longer beneficially own shares representing 50% or more of the combined voting power of our common stock), stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice-chairman of the board of directors, the chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors or, until the Triggering Event, outstanding shares, or at the request of holders of 50% or more of our outstanding shares of common stock. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Super-Majority Approval Requirements. The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our amended and restated certificate of incorporation and bylaws provides that, following the Triggering Event, the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions, including those relating to the classified board, actions by written consent of stockholders, calling of special meetings of stockholders and the provisions relating to business combinations. This requirement of a super-majority vote to approve amendments to our amended and restated certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. We have elected that our amended and restated certificate of incorporation not be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that our Principal Equityholders and their respective affiliates and transferees may not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will provide them with customary indemnification. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Securities Exchange

Our shares of Class A common stock are listed on the New York Stock Exchange under the symbol “TMHC”.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale by the selling stockholders of shares of Class A common stock that have been issued, or that will be issued in the future, in exchange for New TMM Units (along with a corresponding number of shares of Class B common stock). The selling stockholders may offer and sell the shares of Class A common stock in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of Class A common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, the selling stockholders may enter into option, share lending or other types of transactions that require such selling stockholders, as applicable, to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus. The selling stockholders may also enter into hedging transactions with respect to the Class A common stock of such selling stockholder. For example, the selling stockholders may:

•	enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers or dealers;

•	sell shares of Class A common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require the selling stockholders to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus; or

•	loan or pledge the shares of Class A common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Class A common stock covered by this prospectus.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of Class A common stock covered by this prospectus and a prospectus supplement, if applicable, including in short sale transactions. If so, the third party may use shares of Class A common stock pledged by the selling stockholders, or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares of Class A common stock received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in a prospectus supplement (or a post-effective amendment), if applicable. In addition, the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the shares of Class A common stock of the selling stockholders, or in connection with a concurrent offering of other securities.

Shares of Class A common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

Each time a selling stockholder sells shares of Class A common stock, such selling stockholder will provide a prospectus supplement if there is any underwriter or agent involved in the offer and sale of the shares of Class A common stock that names such underwriter or agent. If applicable, the prospectus supplement may also set forth the terms of the offering, including:

•	the purchase price of the shares of Class A common stock and the proceeds such selling stockholder will receive from the sale of the shares of Class A common stock;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any shares of Class A common stock exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The shares of Class A common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, if applicable, the obligations of underwriters or dealers to purchase the shares of Class A common stock offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of Class A common stock under this prospectus. In addition, any of the shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The shares of Class A common stock may be sold directly by the selling stockholders or through agents designated by the selling stockholders from time to time. Any agent involved in the offer or sale of the shares of Class A common stock in respect of which this prospectus is delivered will be named, and any commissions payable by or the selling stockholders to such agent will be set forth in, a prospectus supplement, if applicable. Unless otherwise indicated in a prospectus supplement, if applicable, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the shares of Class A common stock offered by this prospectus may be solicited, and sales of the shares may be made, by the selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner may be included in a prospectus supplement relating to the offer.

If indicated in a prospectus supplement, if applicable, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by the selling stockholders. Unless otherwise set forth in a prospectus supplement, if applicable, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the shares of Class A common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the shares of Class A common stock are also being sold to underwriters, the selling stockholders must have sold to these underwriters the shares of Class A common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by the selling stockholders in any offering of shares of Class A common stock under this prospectus may be customers of, engage in transactions with, and perform services for the selling stockholders or affiliates of ours the selling stockholders in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that may be entered into with the selling stockholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by the selling stockholders for certain expenses.

The selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered shares of Class A common stock are sold by the selling stockholders for public offering and sale may make a market in such shares, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the shares of Class A common stock offered by this prospectus may be described in a prospectus supplement relating to the offering, if applicable.

The maximum compensation we will pay to underwriters in connection with any offering of the shares of Class A common stock will not exceed 8% of the maximum proceeds of such offering.

To comply with the securities laws of some states, if applicable, the shares of Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass on the validity of the Class A common stock offered by this prospectus for us.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth expenses payable by TMHC in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the registration fee paid to the Securities and Exchange Commission.

SEC registration fee	$3,030
Printing expenses	5,000	*
Legal fees and expenses	90,000	*
Accounting fees and expenses	10,000	*
Miscellaneous	5,000	*

Total	$113,030	*

*	Estimated.

ITEM 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. We maintain directors’ and officers’ liability insurance for our directors and officers.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law, Section 17-108 of the DLPA, and our Certificate of Incorporation and bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 16 EXHIBITS

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

ITEM 17 UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 27, 2015.

TAYLOR MORRISON HOME CORPORATION

Registrant

DATE: April 27, 2015

/s/ Sheryl D. Palmer
Sheryl D. Palmer
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the following capacities on the dates indicated.

Signature	Title	Date
/s/ Sheryl D. Palmer	President, Chief Executive Officer and Director (Principal Executive Officer)
Sheryl D. Palmer		April 27, 2015

/s/ C. David Cone C. David Cone	Chief Financial Officer (Principal Financial Officer)	April 27, 2015

/s/ Joseph Terracciano Joseph Terracciano	Chief Accounting Officer (Principal Accounting Officer)	April 27, 2015

*	Director and Chairman of the Board of Directors
Timothy R. Eller		April 27, 2015

*	Director	April 27, 2015
John Brady

*	Director	April 27, 2015
Kelvin Davis

*	Director	April 27, 2015
James Henry

*	Director	April 27, 2015
Joe S. Houssian

*	Director	April 27, 2015
Jason Keller

*	Director	April 27, 2015
Peter Lane

*	Director	April 27, 2015
Anne L. Mariucci

*	Director	April 27, 2015
David Merritt

*	Director	April 27, 2015
James Sholem

*	Director	April 27, 2015
Rajath Shourie

By:	/s/ Darrell C. Sherman
Darrell C. Sherman, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 15, 2013, and incorporated herein by reference).

4.2	Amended and Restated Bylaws (included as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on April 15, 2013, and incorporated herein by reference).

4.3	Specimen Class A Common Stock Certificate of Taylor Morrison Home Corporation (included as Exhibit 4.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on April 4, 2013, and incorporated herein by reference).

4.4	Amended and Restated Agreement of Exempted Limited Partnership of TMM Holdings II Limited Partnership, dated as of April 9, 2013 (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 15, 2013, and incorporated herein by reference).

4.5	Exchange Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on April 15, 2013, and incorporated herein by reference).

4.6	Registration Rights Agreement, dated as of April 9, 2013, by and among Taylor Morrison Home Corporation and the other parties named therein (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 15, 2013, and incorporated herein by reference).

4.7	Form of Class B Common Stock Subscription Agreement with Taylor Morrison Home Corporation (included as Exhibit 10.17 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-185269), filed on April 8, 2013, and incorporated herein by reference).

4.8	TMM Holdings II Limited Partnership 2013 Common Unit Plan (included as Exhibit 10.23 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-185269), filed on April 4, 2013, and incorporated herein by reference).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding validity of the Class A common stock registered.

23.1*	Consent of Deloitte & Touche LLP with respect to financial statements of Taylor Morrison Home Corporation.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (previously filed).

*	Filed herewith.